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                                                                 EXHIBIT 10.32.3

              SECOND AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS

         THIS SECOND AMENDMENT TO LOAN AGREEMENT AND LOAN DOCUMENTS (this "AMENDMENT"), dated as of March 24, 2005 (the "EFFECTIVE DATE"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "BORROWER"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "BANK").

                                   WITNESSETH

         WHEREAS, Borrower has previously executed and delivered to the Bank a certain Revolving Note dated as of dated as of October 19, 2004 in the original principal amount of up to $10,000,000.00 (the "REVOLVING NOTE") evidencing certain Revolving Loans set forth more fully in and governed by a certain Loan Agreement dated as of October 19, 2004 between Borrower and the Bank, as amended by a First Amendment Loan Agreement dated as of March 1, 2005 (collectively and as amended, the "LOAN AGREEMENT"); and

         WHEREAS, Borrower has requested that the Bank make an additional loan (the "TERM LOAN") to Borrower as further defined and described herein; and

         WHEREAS, the Borrower has requested that the Bank extend the expiration date for certain General Letters of Credit and certain Lifecare Letters of Credit issued by the Bank for the account of Borrower as set forth in the Loan Agreement; and

         WHEREAS, Bank and Borrower agree to amend the terms of the Loan Agreement for the purpose of adding the Term Loan as provided in and subject to this Amendment;

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. INCORPORATION OF RECITALS. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions ascribed in the Loan Agreement and the Loan Documents referred to therein.

         2. AMENDMENT TO DEFINITIONS. The following definitions (a) contained in
Section 1.01 of the Loan Agreement are hereby amended and restated in their entirety as follows, or (b) in the case of new terms, added to in Section 1.01 of the Loan Agreement:

         "NOTE" shall mean each, either and both of, separately and collectively, the Revolving Note in form attached hereto as EXHIBIT A and further described in Section 2.01 (E) hereof, and/or the Term Note in form attached hereto as EXHIBIT B and further described in Section 2.15 hereof, including any note issued as a renewal, amendment, restatemenent or replacement thereof.

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         "OBLIGATIONS" shall mean all of Borrower's liabilities, obligations and indebtedness to the Bank of any and every kind and nature, including the Revolving Credit Loans, Term Loan, Letters of Credit, Purchasing Card Program, Interest Rate Agreements, Borrower's other liabilities and obligations to the Bank under this Agreement, and Borrower's liabilities and obligations to the Bank under any other agreement, document or instrument (including , without limitation, any Interest Rate Agreements and any guaranty to the Bank of another Person's Obligations), whether heretofore, now or hereafter owing, arising, due or payable by or from such Person to the Bank, howsoever evidenced, created, incurred, acquired or owing, and whether joint, several, primary, secondary, direct, contingent, fixed or otherwise.

         "REVOLVING LOAN MATURITY DATE" means May 31, 2006 with respect to the balance of all Revolving Loans outstanding on that date.

         "TERM INTEREST RATE" shall mean the Prime Rate plus 1.0 % per annum.

         "TERM LOAN" shall mean the Term Loan made by the Bank to the Borrower under and pursuant to this Agreement, as set forth in Section 2.15 of this Agreement.

         "TERM LOAN COMMITMENT" shall mean Ten Million and 00/100 Dollars ($10,000,000.00).

         "TERM LOAN MATURITY DATE" means March 31, 2007.

         "TERM NOTE" shall have the meaning set forth in Section 2.15 hereof.

         3. SECTION 2.01 (E) AMENDED. Section 2.01 (E) of the Loan Agreement is amended and restated in its entirety as follows:

                  "(E) The Revolving Loans and the General Letter of Credit Obligations shall be evidenced by a single Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Bank and given in substitution therefor, the "REVOLVING NOTE") in the form of Exhibit "A" attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all General Letter of Credit Obligations, (ii) any unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the General Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon."

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         4. AMENDMENT TO SECTION 2.02. Section 2.02 of the Loan Agreement is
amended and restated in its entirety as follows:

                  "2.02 General Letters of Credit. Subject to the terms and conditions of this Agreement and upon the execution by the Borrower and the Bank of a Master Letter of Credit Agreement dated October 19, 2004 (as amended from time to time, the "Master Letter of Credit Agreement") and, the upon the execution and delivery by the Borrower, and the acceptance by the Bank, in its sole and absolute discretion, of, in each case, an application for letter of credit, the Bank agrees to issue or reissue for the account of the Borrower out of the Revolving Loan Availability, such General Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the General Letter of Credit Obligations may not at any time exceed in the aggregate the Maximum General Letter of Credit Obligation and provided, further, that no General Letter of Credit shall have an expiration date later than May 31, 2006, unless otherwise authorized by the Bank in writing. The Bank has issued certain letters of credit (the "Outstanding Old Brookdale General Letter of Credit") under the Old Brookdale Loan Agreement and a certain Master Letter of Credit Agreement dated March 31, 2004 (the "Old Brookdale MLCA") for the account of Old Brookdale, identified in Schedule 2.02 hereto, which Outstanding Old Brookdale General Letters of Credit are deemed General Letters of Credit issued out of the Revolving Loan Availability under this Agreement, and are otherwise deemed General Letters of Credit subject to and governed by the terms and conditions of this Agreement and the Master Letter of Credit Agreement. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a General Letter of Credit shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Bank, all General Letter of Credit Obligations shall be converted to Revolving Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower."

         5. AMENDMENT TO SECTION 2.03 AND SCHEDULE 2.03. Section 2.03 of the Loan Agreement is amended and restated in its entirety as follows:

                  "2.03 Lifecare Letters of Credit. In addition to General Letters of Credit, the Bank hereby makes a credit facility available to Borrower for the purpose of issuing standby letters of credit to the Illinois Department of Public Health and to other state agencies required in order to operate Borrower's Lifecare facilities (separately, a "Lifecare Letter of Credit" and, if more than one, the "Lifecare Letters of Credit"); provided, however, the maximum aggregate stated amount of any and all Lifecare Letters of Credit shall not exceed Eight Million Six Hundred Thousand and 00/100 Dollars ($8,600,000.00) [the "Lifecare Letters of Credit Cap"]. Lifecare Letters of Credit may be issued, cancelled and reissued form time to time up to the Lifecare Letters of Credit Cap and, except for the provisions of this Section 2.03, shall be issued under, governed by and subject to the terms of the Master Letter of Credit Agreement. The Bank has issued certain stand by letters of credit (the "Old Brookdale IDPH Letters of Credit") set forth in Section 2.03 for the account of Old Brookdale to the to the Illinois Department of Public

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         Health in the aggregate stated amount of Six Million Six Hundred Forty
         Thousand and 00/100 Dollars ($6,640,000.00), the reimbursement obligations for which have been assumed by Borrower. The Old Brookdale Letters of Credit constitute and are deemed Lifecare Letters of Credit issued under this Agreement and the Master Letter of Credit Agreement and are included under the Lifecare Letters of Credit Cap. The Lifecare Letters of Credit are not a part of nor shall any draws thereunder be credited against the Revolving Loan Availability. The Lifecare Letters of Credit set forth in Section 2.03 have an initial expiration date of May 31, 2005, which the Bank has agreed, upon expiration, to renew and reissue with an expiration date of May 31, 2006. No Lifecare Letter of Credit shall have an expiration date later than May 31, 2006, unless otherwise authorized by the Bank in writing."

                  Schedule 2.03 is hereby amended to provide that the Existing Expiration Date is May 31, 2005 and the Authorized Expiration Date May 31, 2006.

         5. AMENDMENTS TO LOAN AGREEMENT. A new Section 2.12 is added to the Loan Agreement, as follows:

         2.12 Term Loan.

                  (a) Term Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make a Term Loan equal to the Term Loan Commitment. The Term Loan shall be available to the Borrower in a single principal advance. The Term Loan shall be used by the Borrower to refinance certain obligations of the Borrower to the Bank under certain Interest Rate Agreements that are being restructured concurrently herewith. The Term Loan may be prepaid in whole or in part at any time without penalty, but shall be due in full on the Term Loan Maturity Date, unless the credit extended under the Term Loan is otherwise terminated or extended as provided in this Agreement.

                  (b) Term Loan Interest and Payments. Except as otherwise provided in this Section 2.12, the principal amount of the Term Loan outstanding from time to time shall bear interest at the Term Interest Rate. Accrued and unpaid interest on the unpaid principal balance of the Term Loan outstanding from time to time shall be due and payable monthly, in arrears, commencing on May 1, 2005 and continuing on the first day of each calendar month thereafter, and on the Term Loan Maturity Date. Any amount of principal or interest on the Term Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

                  (c) Term Loan Principal Payments. The outstanding principal balance of the Term Loan shall be repaid in consecutive quarterly principal installments of Five Hundred Thousand and 00/100 Dollars ($500,000.00) each, together with an additional amount representing accrued interest as set forth above, beginning on July 1, 2005, and

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         continuing on the first day of each and every October, January, April and July thereafter, with a final payment of all outstanding principal and accrued interest due on the Term Loan Maturity Date. Principal amounts repaid on the Term Note may not be borrowed again.

                  (d) Term Note. The Term Loan shall be evidenced by a single Term Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and given in substitution therefor, the "TERM NOTE") in the form of Exhibit "B" attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the disbursement of the Term Loan or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Term Loan advanced hereunder, (ii) any unpaid interest owing on the Term Loan and (iii) all amounts repaid on the Term Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Term Note to repay the principal amount of the Term Loan, together with all interest accruing thereon.

                  (e) The Bank may, at its sole option, accelerate the Term Loan, and declare the Term Loan to be immediately due and payable, in the event of (1) any sale or issuance by the Borrower of any equity interest, any security convertible into an equity interest or any subordinated debt, any merger of the Borrower with or into any other entity, any sale or exchange by the Borrower of any assets other than in the ordinary course of business or any contribution by Borrower to any direct or indirect subsidiary of any assets, or (2) any sale or issuance by any Significant Subsidiary of any equity interest, any security convertible into an equity interest or any subordinated debt, any merger of any Significant Subsidiary with or into any other entity, any sale or exchange by any Significant Subsidiary of any assets other than in the ordinary course of business or any contribution by any Significant Subsidiary of assets to any direct or indirect subsidiary of Borrower; provided, however, that a transaction in which there are no parties other than the Borrower and one or more entities which are, immediately prior to the event, Significant Subsidiaries shall not be subject to this provision. Borrower agrees to provide to the Bank at least thirty (30) day's prior written notice of any event described in the preceding sentence, which notice shall include all relevant details. The term "Significant Subsidiary" means any direct or indirect subsidiary of Borrower or any direct or indirect subsidiary of any subsidiary of Borrower which (i) owns any assets which are included in the collateral for the Term Loan or (ii) owns 5% or more of either the total assets or net assets of the Borrower, on a consolidated basis.

         6. CONDITIONS PRECEDENT. The obligation of the Bank to make the Loan is subject to the following conditions precedent:

                  A. CONDITIONS PRECEDENT TO THIS AMENDMENT. The Borrower shall have delivered or caused to be delivered to the Bank on or before the effective date of this Agreement, the following:

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                  (i)      this Amendment, duly executed by the Borrower;

                  (ii)     the Term Note

                  (iii) a certificate of the secretary or an assistant secretary of the Borrower, dated the date of the Closing, as to incumbency, and resolutions of the Board of Directors of Borrower approving the transaction contemplated hereby;

                  (iv) a certificate, dated as of the most recent date practicable, of the Secretary of State of Delaware and the Secretary of State of Illinois as to the good standing of the Borrower;

                  (v) such other documents, certificates or evidence as the Bank may reasonably request to consummate the transactions contemplated hereby. The representations and warranties set forth in the Loan Agreement are true and correct in all material respects as of the date hereof.

                  B. No Event of Default has occurred and is continuing, and no event has occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default.

                  C. No material adverse change has occurred in the financial condition of the Borrower since the delivery of the last Financial Statement to Bank.

                  D. The Borrower has paid to the Bank a loan fee in the amount of $25,000.00.

         7. EFFECTIVE DATE. This Amendment and the modification of the Loan Agreement and Loan Documents provided by this Amendment shall be effective as of the Effective Date.

         8. REAFFIRMATION. To the extent any term(s) or condition(s) in any of the Loan Documents shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Loan Documents, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein restates, ratifies and reaffirms each and every representation, warranty, covenant, term and condition set forth in the Loan Documents as amended herein. There are no other changes to the Loan Documents except for the changes specifically set forth herein.

         9. CERTIFICATION. To further induce the Bank to enter into this Amendment, Borrower represents and warrants to the Bank as follows: (a) Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and has taken all corporate

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or other action necessary to authorize the execution, delivery and performance of this Amendment; (b) the officers of Borrower executing this Amendment have been duly elected or appointed and have been fully authorized to execute the same at the time executed; (c) this Amendment, when executed and delivered, will be the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms; and (d) Borrower is delivering to the Bank contemporaneously herewith, a certificate of Borrower's Secretary certifying as to the resolutions of the Borrower's Board of Directors approving this Amendment and the incumbency and signatures of the officers of Borrower signing this Amendment.

         10. ABSENCE OF CLAIM. To further induce the Bank to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations to the Bank.

         11. ILLINOIS LAW TO GOVERN. This Amendment and each transaction contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

         12. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of and be enforceable by each respective party and their respective legal representatives, successors and assigns.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       BROOKDALE LIVING COMMUNITIES, INC.

                                       By: /s/ R. Stanley Young
                                           ---------------------------------
                                       Print Name: R. Stanley Young
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                       BANK:

                                       LASALLE BANK NATIONAL ASSOCIATION

                                       By: /s/ Bluma Broner
                                           -------------------------------------
                                       Print Name: Bluma Broner
                                                   -----------------------------
                                       Title: VP
                                              ----------------------------------

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                           EXHIBIT B TO LOAN AGREEMENT

                                    TERM NOTE

                                  See attached.

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